UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2021

WestRock Company
(Exact name of registrant as specified in charter)

Delaware	001-38736	37-1880617
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1000 Abernathy Road, Atlanta, Georgia	30328
(Address of principal executive offices)	(Zip Code)

(770) 448-2193
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	WRK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 10, 2021, the board of directors of the Company appointed Alexander W. Pease as executive vice president and chief financial officer of WestRock Company.

As part of the CFO transition plan, Ward H. Dickson stepped down as executive vice president, chief financial officer of the Company, effective as of November 10, 2021. He will continue his employment with the Company until his retirement on December 2, 2021. Mr. Dickson’s retirement is not the result of any dispute or disagreement with the Company’s accounting principles or practices or financial statements and disclosures.

Mr. Pease, age 50, has served as executive vice president and chief financial officer of CommScope Holding Company, a global provider of infrastructure solutions for communication and entertainment networks, since 2018. From 2016 to 2018, he served as executive vice president and chief financial officer of Snyder’s-Lance, Inc.  Mr. Pease served as a principal at McKinsey & Company as a leader in its global corporate finance and business functions practice from 2015 to 2016. From 2011 to 2015, he was senior vice president and chief financial officer of EnPro Industries, Inc. Before joining EnPro, Mr. Pease worked at McKinsey & Company and served in the U.S. Navy as a SEAL Platoon commander.

Mr. Pease is not a party to any (a) arrangement or understanding regarding his selection as an officer and he has no family relationships with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company or (b) transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Pease will receive salary of $750,000, annual incentive awards with a target value of $750,000 and long-term incentive awards with an expected target value of $1,762,500, and will participate in other compensation and benefit programs, at levels consistent with his position and scope of responsibility. The Company’s compensation and benefit plans are more fully described in the “Compensation Discussion and Analysis” section of the Company’s proxy statement on Schedule 14A relating to its 2021 annual meeting of stockholders, filed with the Securities and Exchange Commission on December 14, 2020, and incentive plans and incentive plan agreements are included as exhibits to the Company’s annual report on Form 10-K for the year ended September 30, 2020.  In connection with Mr. Pease commencing employment with the Company, the Compensation Committee has approved and Mr. Pease will receive a one-time cash payment of $585,000 and an award of 85,590 shares of time-based restricted stock.  The award of restricted stock, which will vest in equal installments on the first, second and third anniversaries of the grant date, is intended to compensate Mr. Pease for outstanding equity awards granted by his former employer that he forfeited when he resigned to join the Company.  Likewise, the one-time cash payment is intended to compensate Mr. Pease for the value of the annual bonus that he forfeited when he resigned his employment with his former employer.  In the event that Mr. Pease voluntarily terminates his employment with the Company during the twenty-four- month period immediately following the date he began his employment with the Company, Mr. Pease will be required to repay on a pro-rata basis the amount of such cash payment.
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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTROCK COMPANY
(Registrant)

Date: November 15, 2021	By:	/s/Robert B. McIntosh
Robert B. McIntosh
Executive Vice-President, General Counsel and
Secretary

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